UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PRAXIS PRECISION MEDICINES, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 29, 2021

Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Praxis Precision Medicines, Inc. (the “Company” or “Praxis”). The meeting will be held virtually on Tuesday, June 8, 2021 at 10:00 a.m. EDT. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/PRAX2021, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting.
Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
At this Annual Meeting, the agenda includes the election of one Class I director for a three-year term and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail. Your vote is very important. Whether or not you plan to attend the online meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.
We hope that you will join us on June 8, 2021. Your investment and continuing interest in the Company are very much appreciated.

Sincerely,

Marcio Souza
President and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m., Eastern Time

Date	Tuesday, June 8, 2021

Place	Online at www.virtualshareholdermeeting.com/PRAX2021

Purpose
1.To elect Dean Mitchell as a Class I member of the Board of Directors, to serve until the Company’s 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified, subject to his earlier death, resignation or removal;
2.To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on April 16, 2021 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet, by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of our Board of Directors,

Alex Nemiroff
Corporate Secretary
Cambridge, Massachusetts
April 29, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2021: The Notice of 2021 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available for viewing, printing and downloading at www.proxyvote.com.

PRAXIS PRECISION MEDICINES, INC.
One Broadway, 16th Floor
Cambridge, Massachusetts 02142
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2021

GENERAL
This proxy statement contains information about the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Praxis Precision Medicines, Inc., which will be held on June 8, 2021 at 10:00 a.m. Eastern Time. Due to health concerns about COVID-19, and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be held virtually. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PRAX2021, where you will be able to listen to the meeting live, submit questions and vote. The Board of Directors of Praxis Precision Medicines, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Praxis,” “the Company,” “we,” “us,” and “our” refer to Praxis Precision Medicines, Inc. The mailing address of our principal executive offices is Praxis Precision Medicines, Inc., One Broadway, 16th Floor, Cambridge, Massachusetts 02142.
We made this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 available to stockholders on or about April 29, 2021.
We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in October 2020; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”). Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
    We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”). Our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement, the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”), will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our Annual Meeting materials. Therefore, the Notice and Access Card was mailed to holders of record and beneficial owners of our common stock starting on or about April 29, 2021. The Notice and Access Card provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2020 Annual Report, on the website referred to in the Notice and Access Card or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice and Access Card also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and Access Card and our Notice of 2021 Annual Meeting of Stockholders, this proxy statement and our 2020 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 16, 2021.
How many votes can be cast by all stockholders?
There were 38,626,547 shares of our common stock, par value $0.0001 per share, outstanding on April 16, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 16, 2021.
How do I vote my shares?
    If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.
•By Telephone. Call 1-800-690-6903 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the director nominee named herein to the Company’s Board of Directors and FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.
•By Internet at the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/PRAX2021.
If your shares of common stock are held in street name (held for your account by a broker or other nominee):
•By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.
•By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
How do I attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PRAX2021. The webcast will start at 10:00 a.m. Eastern Time on June 8, 2021. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
What if I have technical difficulties or trouble accessing the Annual Meeting?
        If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
What are the Board of Director’s recommendations on how to vote my shares?
    The Board of Directors recommends a vote:
    Proposal 1: FOR election of the one Class I director nominee; and
    Proposal 2: FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and Access Card and proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.
How is my vote counted?
Under our amended and restated bylaws (our “Bylaws”), any proposal other than an election of directors (which is decided by a plurality of votes) is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law, our amended and restated certificate of incorporation (our “Certificate of Incorporation”) or our Bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions.
What does it mean if I receive more than one proxy card or voting instruction form?
        It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. The election of directors (Proposal 1) is a non-routine matter. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and Access Card and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Praxis Precision Medicines, Inc., One Broadway, 16th Floor, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
Could other matters be decided at the Annual Meeting?
        The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?
        Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?
        We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTOR
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Dean Mitchell is the director whose term expires at this Annual Meeting and Dean Mitchell has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as a Class I director of the Company until the 2024 Annual Meeting and until his successor is duly elected or until his earlier death, resignation or removal.
Our Board of Directors has nominated Dean Mitchell for election as the Class I director at the Annual Meeting. The nominee is currently a director and has consented to serve as our directors if elected. If the nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
The biographies of the nominee and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of our Board of Directors to determine that the person should serve as a director of Praxis. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors and our Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Praxis and our Board of Directors. There are no material legal proceedings to which our nominee and any of our continuing directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.
It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted in favor of the above nominee. However, if the nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
Vote Required
The nominee for Class I director who receives the most votes (also known as a plurality) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote your unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE AS CLASS I DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Nominee for Election as Class I Director
The following table identifies our director nominee, and is followed by biographical information as of April 28, 2021.

Name	Positions and Offices Held with Praxis	Director Since	Age
Dean Mitchell	Director	2020	65
Dean Mitchell has served as chairman of our Board of Directors since September 2020. He served as executive chairman of the board of directors of Covis Pharma Holdings, a specialty pharmaceutical company, from August 2013 until its sale in March 2020 and was chairman of PaxVax Corporation from January 2016 until its sale in October 2018. Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004, he served in various senior executive capacities in the worldwide medicines group of Bristol-Myers Squibb Company, a pharmaceutical company. Prior to the Bristol-Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell currently serves on the board of directors of Theravance Biopharma, Inc. (NASDAQ: TBPH), ImmunoGen Inc. (NASDAQ: IMGN), Precigen Inc. (formerly Intrexon Inc.) (NASDAQ: PGEN) and Kinnate Biopharma Inc. (NASDAQ: KNTE). Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in biology from Coventry University. We believe Mr. Mitchell is qualified to serve on our Board of Directors because of his management experience in the pharmaceutical and biotherapeutics industries and his experience as a President, Chief Executive Officer and board member of multiple biotechnology companies.
Directors Continuing in Office
The following table identifies our continuing directors, and is followed by biographical information about each of them as of April 28, 2021.

Name	Positions and Offices Held with Praxis	Director Since	Class and Year in Which Term Will Expire	Age
Jeffrey Chodakewitz, M.D.	Director	2021	Class II—2022	65
Merit Cudkowicz, M.D.	Director	2021	Class II—2022	58
Stefan Vitorovic	Director	2018	Class II—2022	36
Gregory Norden	Director	2019	Class III—2023	63
Marcio Souza	President, Chief Executive Officer, Director	2020	Class III—2023	42
William Young	Director	2016	Class III—2023	76
Class II Directors (term expires at the 2022 annual meeting of stockholders)
Jeffrey Chodakewitz, M.D., has served as a member of our Board of Directors since April 2021. Since March 2019, Dr. Chodakewitz has served as a senior advisor to Blackstone Life Sciences. From April 2018 through March 2019, he served as Executive Vice President, Clinical Medicine and External Innovation, at Vertex Pharmaceuticals, Inc., or Vertex. Prior to that role, Dr. Chodakewitz held the roles of Chief Medical Officer and Executive Vice President, Global Medicines Development and Medical Affairs at Vertex from January 2014 to April 2018 and was a member of the Vertex Executive Committee. Prior to joining Vertex in January 2014, he spent over 20 years at Merck & Co., where he served in a number of positions including Head of Infectious Diseases and Vaccines Global Development from August 2013 to December 2013, Senior Vice President of Global Scientific Strategy (Infectious Disease, Respiratory & Immunology) from January 2013 to August 2013 and Senior Vice President of Late Stage Development from March 2011 to January 2013. Dr. Chodakewitz is a Diplomate of the National Board of Medical Examiners and the American Board of Internal Medicine (both Internal Medicine and Infectious Disease). Dr.

Chodakewitz currently serves as a member of the board of directors of Schrodinger, Inc. (NASDAQ: SDGR), Freeline Therapeutics Holdings plc. (NASDAQ: FRLN) and Adicet Bio, Inc., or Adicet (NASDAQ: ACET). He previously served on the board of public companies Tetraphase Pharmaceuticals Inc., which was acquired by La Jolla Pharmaceutical Company in July 2020, and resTORbio, which completed a merger with Adicet in September 2020. He holds a B.S in Biochemistry cum laude from Yale University and an M.D. from the Yale University School of Medicine. We believe Dr. Chodakewitz is qualified to serve on our Board of Directors because of his extensive business and leadership experience working in the biotechnology industry.
Merit Cudkowicz, M.D., has served as a member of our Board of Directors since April 2021. Dr. Cudkowicz is currently Chief of the Department of Neurology at Massachusetts General Hospital, or MGH, a role she has served since 2012, and has held a number of faculty positions in the Department of Neurology beginning in 1996. She also serves as the Director of the Sean M. Healey & AMG Center for ALS at MGH. As a global leader in ALS and therapeutics, she co-founded and directed the Northeast ALS Consortium, a collaborative global network of over 135 clinical trial sites and she is currently leading the first platform trial in ALS. In addition, she has held teaching roles at Harvard Medical School since 1995, currently serving as the Julieanne Dorn Professor of Neurology. Dr. Cudkowicz has also served and continues to serve on Science Advisory Boards of various public and private companies. Dr. Cudkowicz received a B.S. in chemical engineering from Massachusetts Institute of Technology, an M.D. from Harvard Medical School and a MSc. in clinical epidemiology from Harvard School of Public Health. We believe Dr. Cudkowicz is qualified to serve on our Board of Directors because of her extensive medical background and experience.
Stefan Vitorovic has served as a member of our Board of Directors since March 2018. Mr. Vitorovic is the co-founder and Managing Director of Vida Ventures, LLC, or Vida Ventures, a role he has served in since January 2017. Prior to Vida Ventures, Mr. Vitorovic was a Principal at Third Rock Ventures, where he was employed from July 2014 to January 2017. Prior to Third Rock Ventures, Mr. Vitorovic was a healthcare private equity investor at TPG Capital from August 2012 to June 2014. Mr. Vitorovic received a B.S. with honors in molecular & cellular biology and an M.S. in molecular & cellular biology from Stanford University as well as an M.B.A from Harvard University. We believe Mr. Vitorovic is qualified to serve on our Board of Directors because of his scientific background and business experience.
Class III Directors (term expires at the 2023 annual meeting of stockholders)
Gregory Norden is the former Chief Financial Officer of Wyeth and has served as a member of our Board of Directors since March 2019. Mr. Norden currently serves as the Managing Director of G9 Capital Group LLC, which invests in early stage ventures and provides corporate finance advisory services, since 2010. Mr. Norden currently serves on the boards of directors of Zoetis (NYSE: ZTS), the leading animal health company, NanoString Technologies (NASDAQ: NSTG), a leading provider of life science tools for translational research, Royalty Pharma (NASDAQ: RPRX), a leading funder of innovation across the biopharmaceutical industry. Mr. Norden is a former director of Human Genome Sciences, Welch Allyn, Univision Communications and Entasis Therapeutics. Mr. Norden received a B.S. in management and economics from the State University of New York at Plattsburgh and an M.S. in accounting from Long Island University—C.W. Post. We believe Mr. Norden is qualified to serve on our Board of Directors because of his background in finance and experience as a senior executive in the global healthcare and pharmaceutical industries, as well as his public company board experience.
Marcio Souza has served as member of our Board of Directors and our President and Chief Executive Officer since April 2020. Prior to joining us, Mr. Souza was at PTC Therapeutics, Inc., or PTC, where he served as its Chief Operating Officer from May 2017 to April 2020 and its Senior Vice President and Head of Product Strategy from July 2016 to May 2017. Prior to joining PTC, Mr. Souza served in positions of increasing responsibility at NPS Pharmaceuticals, Inc., Shire Human Genetic Therapies Inc. and Sanofi Genzyme Corporation. From May 2019 to May 2020, Mr. Souza also served on the board of directors of Clearpoint Neuro, Inc. (NASDAQ: CLPT) (previously MRI Interventions, Inc.). Mr. Souza received a degree in pharmacy and biochemistry with a specialization in toxicology and clinical analysis from the University of São Paulo and an M.B.A. from Fundação Dom Cabral. We believe Mr. Souza is qualified to serve on our Board of Directors because of his business and leadership experience in the life sciences industry and his scientific background.
William Young has served as a member of our Board of Directors since December 2016. Mr. Young is a Senior Advisor with Blackstone. Prior to its acquisition by Blackstone, Mr. Young joined Clarus in March 2010 and held various roles, including Venture Partner, Senior Advisor and portfolio company board member. Mr. Young currently serves as the chairman of the board of directors of Annexon, Inc. (NASDAQ: ANNX) and NanoString, and as a member of the board of directors of Theravance BioPharma Inc. (NASDAQ: TBPH). Mr. Young also served on the boards of directors of Vertex Pharmaceuticals Inc. (NASDAQ: VRTX) from May 2015 to June 2020 and BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) from September 2010 to November 2015. Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young received a B.S. in chemical engineering from Purdue University and an M.B.A. from Indiana University in marketing and finance and holds an honorary doctorate in engineering from Purdue University. We believe Mr. Young is qualified to serve on our Board of Directors because of his scientific background, business experience and his service on the board of directors of other life sciences companies.
Executive Officers
The following table identifies our executive officers, and is followed by biographical information about each of them as of April 28, 2021.

Name	Position Held with Praxis	Officer Since	Age
Marcio Souza(1)	President, Chief Executive Officer, Director	2020	42
Bernard Ravina, M.D.	Chief Medical Officer	2018	53
Alex Nemiroff, J.D.	General Counsel, Corporate Secretary	2020	42
Nicole Sweeny	Chief Commercial Officer	2020	46
______________________________
(1)Mr. Souza is also a director of the Company and his biographical information appears under “Directors Continuing in Office” above.
Bernard Ravina, M.D., has served as our Chief Medical Officer since August 2018. Prior to joining us, Dr. Ravina was at Voyager Therapeutics, Inc. (NASDAQ: VYGR), where he served as Chief Medical Officer from February 2017 to August 2018 and as Vice President of Clinical Development from March 2014 to January 2017. Dr. Ravina was also Medical Director in Clinical Development at Biogen Inc. (NASDAQ: BIIB) from 2010 to 2014, where he worked on both small molecule drugs and biologics for the treatment of neurological disorders. From 2005 to 2010, Dr. Ravina was an Associate Professor of Neurology, Director of the Movement and Inherited Neurological Disorders Unit, Associate Director of Clinical Trials Coordination Center and Vice Chair of Neurology at the University of Rochester School of Medicine. Dr. Ravina received a B.A. in psychology from Columbia University, an M.D. from Johns Hopkins University School of Medicine and an M.S.C.E. in clinical epidemiology from the University of Pennsylvania where he completed his residency and fellowship training in Neurology.
Alex Nemiroff, J.D., has served as our General Counsel since June 2020. Prior to his role as General Counsel, Mr. Nemiroff served as our VP of Legal from January 2020 to June 2020. Mr. Nemiroff was also a co-founder of RogCon, Inc. and RogCon U.R., Inc., and he has served as both entities’ Chief Executive Officer since inception in November 2015. Mr. Nemiroff has experience working in commercial and securities litigation while at Greenberg Traurig LLP, and served as law clerk to the Honorable Paul C. Huck of the United States District Court for the Southern District of Florida. Mr. Nemiroff received a B.B.A from the University of Michigan’s Ross School of Business, and a J.D. from Northwestern University School of Law.
Nicole Sweeny has served as our Chief Commercial Officer since August 2020. Prior to joining us, Ms. Sweeny was at Takeda Pharmaceuticals (NYSE: TAK) where she served as Vice President, Franchise Head, Rare Diseases from February 2019 to July 2020. Prior to Takeda, Ms. Sweeny served in several roles at Shire Pharmaceuticals plc (later acquired by Takeda Pharmaceuticals Company Limited) from August 2010 to January 2019, including Vice President, Head of US Marketing from September 2017 to January 2019 and Vice President, Global Product Strategy Lead from December 2016 to August 2017. Prior to joining Shire, Ms. Sweeny served in commercial positions of increasing responsibility at AMAG Pharmaceuticals and Sanofi Genzyme Corporation. Ms. Sweeny received her B.S. from Boston College.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
Praxis’ stockholders are being asked to ratify the appointment by the Audit Committee of our Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2019.
The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of Ernst & Young LLP to our stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Praxis and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Vote Required
The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote your unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
OUR BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE
Board Composition
Our Board of Directors currently consists of six members. In accordance with the terms of our Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes—Class I, Class II and Class III—with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I director is Dean Mitchell, and his term will expire at the Annual Meeting;
•the Class II directors are Jeffrey Chodakewitz, M.D., Merit Cudkowicz, M.D., and Stefan Vitorovic and their terms will expire at the annual meeting of stockholders to be held in 2022; and
•the Class III directors are Gregory Norden, Marcio Souza and William Young, and their terms will expire at the annual meeting of stockholders to be held in 2023.
Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Certificate of Incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

Director Independence
Applicable Nasdaq Stock Market LLC (“Nasdaq”) rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of our Board of Directors, except Mr. Souza, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Souza is not an independent director under these rules because he is an executive officer of the Company.

Board Meetings and Attendance
Our Board of Directors held six meetings during 2020. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2020 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages directors to attend the annual meeting of stockholders.

Board Committees
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is posted on the corporate governance section of our website, https://investors.praxismedicines.com/corporate-governance/governance-overview.
In addition, in April 2021, our Board of Directors established a Science and Technology Committee to advise the members of our management and provide oversight and input regarding our research and clinical development strategies. The Science and Technology Committee operates pursuant to the authority granted to it by our Board of Directors. Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Praxis or to discharge specific duties delegated by the full Board of Directors.
The table below shows current membership for each of the standing committees of our Board of Directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Gregory Norden*	William Young*	Stefan Vitorovic*	Merit Cudkowicz*
Stefan Vitorovic	Dean Mitchell	William Young	Dean Mitchell
William Young	Gregory Norden	Jeffrey Chodakewitz	Jeffrey Chodakewitz
Merit Cudkowicz
_________________________
* Denotes committee chair
Audit Committee
Gregory Norden, Stefan Vitorovic and William Young serve on the Audit Committee, which is chaired by Gregory Norden. Our Board of Directors has determined that Gregory Norden, Stefan Vitorovic and William Young are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Gregory Norden as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:
•appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
• reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
During the fiscal year ended December 31, 2020, the Audit Committee met four times.
Compensation Committee
William Young, Dean Mitchell, Gregory Norden and Merit Cudkowicz serve on the Compensation Committee, which is chaired by William Young. Our Board of Directors has determined that William Young, Dean Mitchell, Gregory Norden and Merit Cudkowicz are “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities:
•annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;
•reviewing and approving the compensation of our other executive officers;
•reviewing and establishing our overall management compensation, philosophy and policy;
•overseeing and administering our compensation and similar plans;
•evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•retaining and approving the compensation of any compensation advisors;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•evaluating director compensation and making recommendations on director compensation to the Board;
•preparing the compensation committee report required by SEC rules to be included in our annual proxy statement; and
•reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
During the fiscal year ended December 31, 2020, the Compensation Committee met three times.
Nominating and Corporate Governance Committee
Stefan Vitorovic, William Young and Jeffrey Chodakewitz serve on the Nominating and Corporate Governance Committee, which is chaired by Stefan Vitorovic. Our Board of Directors has determined that Stefan Vitorovic, William Young and Jeffrey Chodakewitz are “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•developing and recommending to the Board of Directors criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;
•developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•overseeing the evaluation of our Board of Directors and management.
During the fiscal year ended December 31, 2020, the Nominating and Corporate Governance Committee met one time.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes soliciting recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source our Nominating and Corporate Governance Committee deems appropriate. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:
•Nominees should demonstrate high standards of personal and professional ethics and integrity.
•Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Nominees should have skills that are complementary to those of the existing board.
•Nominees should have the ability to assist and support management and make significant contributions to Praxis’ success.
•Nominees should have an understanding of the fiduciary responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Assuming that biographical and background material has been provided on a timely basis in accordance with our By-laws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See the section entitled “Stockholder Proposals” below for a discussion regarding submitting stockholder proposals.
We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape.
Policy on Hedging of Company Securities
Our Insider Trading Policy, which was adopted in connection with our initial public offering, prohibits our officers and directors from engaging in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to our securities (including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps and exchange funds, or otherwise engaging in transactions that are designed to hedge or offset decreases in the market value of our equity securities, provided that it does not limit director and officer participation in our stock option program. This prohibition applies only to transactions initiated on or after October 15, 2020 and applies to Company equity securities that are (i) granted to the officer or director by the Company as part of their compensation or (ii) held, directly or indirectly, by the officer or the director.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.praxismedicines.com/corporate-governance/governance-overview. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.
Board Leadership Structure and Board’s Role in Risk Oversight
Board Leadership Structure
The positions of our chairman of the board and chief executive officer are separated, with Mr. Souza serving as our Chief Executive Officer and Mr. Mitchell serving as the chairman of our Board of Directors. Separating these positions allows Mr. Souza, as our Chief Executive Officer, to focus on our day-to-day business, while allowing the chairman of the board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that Mr. Souza, as our Chief Executive Officer, must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section titled “Risk Factors” in our 2020 Annual Report. Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board of Directors, which has responsibility for general oversight of risks.
Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.
 Communication with the Directors of Praxis

Any interested party with concerns about our company may report such concerns to our Board of Directors or the chair of our Board of Directors and Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Praxis Precision Medicines, Inc.
Attn: [Director]
One Broadway, 16th Floor
Cambridge, Massachusetts 02142
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Praxis’ legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Praxis’ legal counsel, with independent advisors, with non-employee directors, or with Praxis’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Praxis regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act. Praxis has also established a toll-free telephone number for the reporting of such activity, which is 877-306-7933.

EXECUTIVE COMPENSATION
Overview
Our compensation programs are designed to:
•attract, motivate, incentivize and retain key management personnel who contribute to our long-term success;
•emphasize performance-based compensation that rewards the achievement of our business objectives; and
•effectively align the interests of our executives with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
The Compensation Committee of our Board of Directors, or the Compensation Committee, which is comprised entirely of independent directors, is responsible for discharging our Board of Directors’ responsibilities relating to compensation of our executive officers, overseeing our overall compensation structure, policies and programs, and reviewing our processes and procedures for the consideration and determination of executive compensation. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our Compensation Committee and typically attends Compensation Committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In 2020, our Compensation Committee engaged FW Cook, an independent executive compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. During 2020, FW Cook did not provide services to us other than the services to our Compensation Committee described herein. Our Compensation Committee performs an annual assessment of its compensation consultants’ independence to determine whether the consultants are independent. Based on its evaluation, the Compensation Committee has determined that FW Cook is independent and that its work has not raised any conflicts of interest.
The compensation provided to our named executive officers for the fiscal year ended December 31, 2020 is detailed in the 2020 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended December 31, 2020 were:
•Marcio Souza, our President Chief Executive Officer;
•Bernard Ravina, M.D., our Chief Medical Officer;
•Nicole Sweeny, our Chief Commercial Officer;
•Kiran Reddy, M.D., our former President and Chief Executive Officer; and
•Stuart Chaffee, Ph.D., our former Chief Financial Officer.
In April 2020, Dr. Reddy resigned as our President and Chief Executive Officer and Marcio Souza became our President and Chief Executive Officer. In August 2020, Ms. Sweeny joined us as our Chief Commercial Officer and, in December 2020, Dr. Chaffee resigned as our Chief Financial Officer.

Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers for services rendered to us in all capacities during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Marcio Souza President and Chief Executive Officer (5)	2020	385,417	24,000	—	10,301,160	1,001,000	30,382	11,741,959
Bernard Ravina, M.D. Chief Medical Officer	2020	425,000	—	—	911,197	357,000	17,813	1,711,010
	2019	350,000	75,000	—	—	126,000	271	551,271
Nicole Sweeny Chief Commercial Officer (6)	2020	142,500	60,000	—	1,343,151	99,750	8,651	1,654,052
Kiran Reddy, M.D. Former President and Chief Executive Officer (7)	2020	132,998	—	—	—	—	16,244	149,242
	2019	385,500	—	—	—	190,823	269	576,592
Stuart Chaffee, Ph.D. Former Chief Financial Officer (8)	2020	341,114	—	—	852,959	—	453,610	1,647,683
	2019	308,250	—	—	—	83,228	297	391,775
_________________________
(1)The amounts reported for 2020 represent a one-time $24,000 sign-on bonus paid to Mr. Souza under the terms of his employment agreement and a one-time $60,000 sign-on bonus paid to Ms. Sweeny under the terms of her offer letter. The amount for 2019 represents a $75,000 bonus paid to Dr. Ravina pursuant to the terms of his offer letter.
(2)The amounts reported represent the aggregate grant date fair value of the stock options awarded to the named executive officers during 2020 and 2019, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, ASC, Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 10 to our consolidated financial statements in our 2020 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.
(3)Amounts represent annual cash bonuses paid based on achievement of corporate performance metrics and individual performance in 2020 and 2019, as applicable, which were paid in February 2021 and March 2020, respectively. The corporate performance metrics for 2020 and 2019 were achieved at 200% and 90% of target, respectively. Individual performance achievement levels varied.
(4)Amounts reported include tax gross-ups on taxable long-term disability, commuter benefits, gym reimbursement, reimbursement for social distancing activities, disability insurance, and life insurance in the following amounts for 2020: Mr. Souza—$204 for long-term disability benefits, $3,569 for disability insurance, and $965 for life insurance; Dr. Ravina—$227 for long-term disability benefits, $411 for commuter benefits, and $75 for reimbursement for social distancing activities; Ms. Sweeny—$101 for long-term disability benefits; Dr. Reddy—$81 for long-term disability benefits and $248 for commuter benefits; and Dr. Chaffee—$225 for long-term disability benefits, $578 for commuter benefits and $374 for gym reimbursement. Amounts also include discretionary company contributions under our 401(k) plan, in the following amounts for 2020: $17,100 for Mr. Souza, Dr. Ravina and Dr. Chaffee; $8,550 for Ms. Sweeny; and $7,980 for Dr. Reddy. For Mr. Souza, the amount reported for 2020 also includes $6,726 for reimbursement for premiums on a supplemental long-term disability policy owned by him and $1,818 for reimbursement for premiums on a term life insurance policy owned by him. For Dr. Reddy, the amount reported for 2020 also includes $7,935 in fees for his services as a non-employee member of the Board of Directors in 2020 following his resignation as President and Chief Executive Officer. For Dr. Chaffee, the amount reported for 2020 also includes $435,333 in cash severance payable to Dr. Chaffee pursuant to the terms of his separation and transition agreement with us, which is described below under the heading “Employment Arrangements with our Named Executive Officers.”
(5)Mr. Souza was appointed President and Chief Executive Officer effective April 20, 2020.
(6)Ms. Sweeny was appointed Chief Commercial Officer effective August 10, 2020.
(7)Dr. Reddy resigned as our President and Chief Executive Officer effective April 20, 2020.
(8)Dr. Chaffee resigned as our Chief Financial Officer effective December 2, 2020.
Narrative to the 2020 Summary Compensation Table
Base Salaries
Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Board of Directors or Compensation Committee taking into account each individual’s role, responsibilities, skills and expertise. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our Compensation Committee or our Board of Directors and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. During 2020, the annual base salaries for Mr. Souza, Dr. Ravina, Ms. Sweeny, Dr. Reddy, and Dr. Chaffee were $550,000, $425,000 and $360,000, $398,993, and $330,000 (which was increased to $400,000 effective as of May 28, 2020), respectively.
Annual Bonus
For the fiscal year ended December 31, 2020, each of our named executive officers was eligible to earn an annual bonus based on the achievement of certain pre-determined corporate performance objectives and individual performance. During 2020, the target annual bonuses for Mr. Souza, Dr. Ravina, Ms. Sweeny, Dr. Reddy, and Dr. Chaffee were 70%, 40%, 35%, 55%, and 30% (which was increased to 40% effective May 28, 2020) of their base salary, respectively. The annual bonus earned by each named executive officer with respect to the fiscal year ended December 31, 2020 is reported under the “Non-Equity Incentive Plan Compensation” column in the “2020 Summary Compensation Table” above and was determined based upon achievement of the corporate performance objectives at 200% of target and achievement of individual performance objective at varied levels.
Equity Compensation
We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Accordingly, our Compensation Committee or Board of Directors periodically reviews the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time. Our named executive officers have been granted certain options to purchase shares of our common stock, as described in more detail in the “Outstanding Equity Awards at 2020 Fiscal Year-End” table below.
Employment Arrangements with our Named Executive Officers
We initially entered into an offer letter or employment agreement with each of the named executive officers in connection with his or her employment with us, which set forth the terms and conditions of his or her employment, including base salary, target annual bonus opportunity and initial equity awards. In April 2020, we entered into employment agreements with Dr. Ravina and Dr. Chaffee that replaced the offer letters or prior employment agreements and provided for specified payments and benefits in connection with a termination of employment in certain circumstances.

We entered into amended and restated employment agreements with Mr. Souza, Dr. Ravina, Ms. Sweeny and Dr. Chaffee effective as of the closing of our initial public offering in October 2020, or the New Employment Agreements.
The New Employment Agreements provide for specified payments and benefits in connection with a termination of employment in certain circumstances. The material terms of the New Employment agreements with Mr. Souza, Dr. Ravina, Ms. Sweeny and Dr. Chaffee and the offer letter with Dr. Reddy are summarized below.
In connection with the termination of his employment, we entered into a separation and transition agreement with Dr. Chaffee, which provided for certain payments and benefits. The material terms of the separation and transition agreement with Dr. Chaffee are summarized below.
Marcio Souza. Under the New Employment Agreement with Mr. Souza, Mr. Souza has continued to serve as our President and Chief Executive Officer on an at-will basis. Mr. Souza’s current annual base salary is $575,000, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 75% of his base salary. Mr. Souza is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Bernard Ravina, M.D. Under the New Employment Agreement with Dr. Ravina, Dr. Ravina has continued to serve as our Chief Medical Officer on an at-will basis. Dr. Ravina’s current annual base salary is $475,000, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Dr. Ravina is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Nicole Sweeny. Under the New Employment Agreement with Ms. Sweeny, Ms. Sweeny has continued to serve as our Chief Commercial Officer on an at-will basis. Ms. Sweeny’s current annual base salary is $400,000, which is subject to annual review, and she is eligible to earn an annual bonus with a target amount equal to 40% of her base salary. Ms. Sweeny is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Pursuant to the New Employment Agreements, in the event that Mr. Souza’s, Dr. Ravina’s, or Ms. Sweeny’s employment is terminated by us without “cause” or Mr. Souza, Dr. Ravina, or Ms. Sweeny resigns for “good reason” (as defined in the New Employment Agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, Mr. Souza, Dr. Ravina, or Ms. Sweeny, as applicable, (i) will be entitled to receive base salary continuation for nine months (12 months for Mr. Souza) following termination, and (ii) subject to the executive’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to the executive had such executive remained employed with us until the earliest of (A) nine months (12 months for Mr. Souza) following termination, (B) the executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of the executive’s COBRA health continuation period.
In lieu of the payments and benefits described in the preceding sentence, in the event Mr. Souza’s, Dr. Ravina’s or Ms. Sweeny’s employment is terminated by us without cause or Mr. Souza, Dr. Ravina, or Ms. Sweeny resigns for good reason, in either case on or within 12 months following a “change of control” (as defined in the New Employment Agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) the executive will be entitled to receive a lump sum in cash equal to one times (1.5 times for Mr. Souza) the sum of (A) the executive’s then-current annual base salary (or the executive’s annual base salary in effect immediately prior to the change of control, if higher) plus (B) the executive’s target annual cash incentive compensation for the year of termination (or the executive’s target annual cash incentive compensation in effect immediately prior to the change of control, if higher), (ii) subject to the executive’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to the executive had such executive remained employed with us until the earliest of (A) 12 months (18 months for Mr. Souza) following termination, (B) the executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of the executive’s COBRA health continuation period, and (iii) the vesting of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by the executive shall be accelerated.

The payments and benefits provided to each of the executives in connection with a change of control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject the executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the executive in connection with a change of control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the executive.
Kiran Reddy, M.D. Dr. Reddy resigned as our President and Chief Executive Officer effective April 20, 2020. In connection with the commencement of his employment with us, Clarus Ventures entered into an offer letter with Dr. Reddy to serve as Chief Executive Officer of our company, which set forth his initial annual base salary, target bonus and initial equity award. In addition, the offer letter provided that, if he transitioned from the position of Chief Executive Officer of our company for good reason, he would have the opportunity to join Clarus Ventures as a venture partner at his current compensation for a period of one year.
Stuart Chaffee, Ph.D. Under the New Employment Agreement with Dr. Chaffee, Dr. Chaffee continued to serve as our Chief Financial Officer on an at-will basis until his resignation. Prior to his resignation, Dr. Chafee was entitled to the same severance and change of control benefits as Dr. Ravina and Ms. Sweeny under his New Employment Agreement. Dr. Chaffee resigned as our Chief Financial Officer effective December 2, 2020 and transitioned to a role as strategic advisor. In connection with his resignation, and subject to the Company’s receipt of a general release of claims and pursuant to the terms of a separation and transition agreement, Dr. Chaffee is entitled to receive (i) continuation of his current base salary for nine months following his separation from the Company, (ii) his target cash bonus amount for fiscal year 2020, payable in nine equal monthly installments following his separation, and (iii) continued time-based vesting of the unvested portions of Dr. Chaffee’s outstanding equity awards during the period in which Dr. Chaffee provides advisory services to us.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2020. Each of the awards set forth in the table below was granted under our 2017 Stock Incentive Plan, or the 2017 Plan, or our 2020 Stock Option and Incentive Plan, or the 2020 Plan.

			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Marcio Souza	06/05/2020	04/20/2020	—	955,349	5.59	06/03/2030
	09/14/2020	09/08/2020	—	1,028,037	8.91	09/12/2030
Bernard Ravina, M.D.	10/19/2018	08/21/2018	103,020	81,459	2.27	10/16/2028
	06/05/2020	05/28/2020	—	80,507	5.59	06/03/2030
	09/14/2020	09/08/2020	—	93,457	8.91	09/12/2030
Nicole Sweeny	08/19/2020	08/10/2020	—	229,065	8.27	08/17/2030
Kiran Reddy, M.D.	10/19/2018	10/06/2015	230,928	—	2.27	10/16/2028
Stuart Chaffee, Ph.D.(2)	10/19/2018	11/20/2017	134,552	40,002	2.27	10/16/2028
	06/05/2020	05/28/2020	—	65,892	5.59	06/03/2030
	09/14/2020	09/08/2020	—	93,457	8.91	09/12/2030
_________________________
(1)The stock options vest over four years, with 25% of the total shares vesting on the first anniversary of the vesting commencement date and the remainder vesting in 36 approximately equal monthly installments.

(2)Dr. Chaffee’s equity awards were modified in conjunction with the termination of his employment. As a result, 149,669 unexercisable option awards are expected to be forfeited in September 2021.

Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Equity Compensation Plan Information
The following table provides information as of December 31, 2020 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2017 Stock Incentive Plan, our 2020 Stock Option and Incentive Plan and our 2020 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	5,944,546(1)	$7.47	3,363,878(2)
Equity compensation plans not approved by security holders:	—	—	—
Total	5,944,546	$7.47	3,363,878
_______________________
(1)Includes 5,944,546 shares of common stock issuable upon the exercise of outstanding options.
(2)As of December 31, 2020, there were no shares available for grant under the 2017 Stock Incentive Plan, 3,036,776 shares available for grants under the 2020 Stock Option and Incentive Plan and 327,102 shares available for grants under the 2020 Employee Stock Purchase Plan.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy
Our non-employee director compensation policy enables us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee is paid cash compensation as set forth below:

Annual Retainer
Board of Directors:
Members	$40,000
Additional retainer for non-executive chair	$30,000
Audit Committee:
Members (other than chair)	$8,000
Retainer for chair	$16,000
Compensation Committee:
Members (other than chair)	$6,000
Retainer for chair	$12,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$4,000
Retainer for chair	$8,000
In addition, the non-employee director compensation policy provides that, upon initial election to our Board of Directors, each non-employee director will be granted an option to purchase a number of shares equal to 0.1% of the total number of shares of our common stock issued and outstanding on the grant date, or the Initial Grant. The Initial Grant vests in equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, beginning with this Annual Meeting, each non-employee director who continues as a non-employee director following the meeting will be granted an annual option to purchase a number of shares equal to 0.05% of the total number of shares of our common stock issued and outstanding on the grant date, or the Annual Grant. The Annual Grant vests in 12 equal monthly installments, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.
We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board of Directors and committees.

2020 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2020. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our Board of Directors in 2020 for their services as members of the Board of Directors. Amounts paid to Dr. Reddy, our former President and Chief Executive Officer, for his service as an employee and a director during 2020 are presented in the “2020 Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Nicholas Galakatos, Ph.D(3)	10,712	—	—	—	10,712
Dean Mitchell	15,076	—	413,278	—	428,354
Thomas Dyrberg, M.D.(4)	—	—	—	—	—
Stefan Vitorovic	10,315	—	—	—	10,315
Ari Brettman, M.D.(5)	—	—	—	—	—
Paul Medeiros(6)	—	—	—	—	—
Gregory Norden	11,109	—	437,887	—	448,996
Alfred Sandrock(7)	—	—	—	—	—
William Young	12,696	—	448,160	—	460,855
_____________________
(1)The amount reported represents the aggregate grant date fair value of stock options awarded during fiscal year 2020, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 10 of our consolidated financial statements included in our 2020 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying shares of common stock.
(2)As of December 31, 2020, Mr. Young held options to purchase 102,154 shares of our common stock, Mr. Norden held options to purchase 99,524 shares of our common stock, Mr. Mitchell held options to purchase 65,420 shares of our common stock, and Mr. Sandrock held options to purchase 27,980 shares of our common stock. As of December 31, 2020, none of our other directors (other than Dr. Reddy, whose outstanding equity awards as of December 31, 2020 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table above) held any other outstanding equity awards.
(3)Dr. Galakatos resigned as a director in April 2021.
(4)Dr. Dyrberg resigned as a director in October 2020.
(5)Dr. Brettman resigned as a director in October 2020.
(6)Mr. Medeiros resigned as a director in September 2020.
(7)Mr. Sandrock resigned as a director in March 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2019, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2018 and 2019) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Series B-1 Preferred Stock Financing
In June 2019, we issued and sold to investors in a private placement an aggregate of 2,666,666 shares of our Series B-1 preferred stock at a price of $3.75 per share, for aggregate consideration of approximately $10.0 million. The following table sets forth the aggregate number and purchase price of shares of our Series B-1 preferred stock purchased by related persons:

Purchaser	Shares of Series B-1 Preferred Stock Purchased	Aggregate Purchase Price ($)
Entities affiliated with Blackstone(1)	1,410,477	5,289,288
Novo Holdings A/S(2)	551,794	2,069,228
Vida Ventures, LLC(3)	551,794	2,069,228
Purdue Neuroscience Company(4)	133,334	500,003
Total	2,647,399	9,927,747
_________________________
(1)Nicholas Galakatos, Ph.D., a former member of our Board of Directors, was a managing director of Clarus, prior to its acquisition by Blackstone, and is a senior managing director of Blackstone. Ari Brettman, M.D., a former member of our Board of Directors, was a principal at Clarus, prior to its acquisition by Blackstone, and is a managing director of Blackstone.
(2)Thomas Dyrberg, M.D., a former member of our Board of Directors, is employed as a managing partner of Novo. Dr. Dyrberg is not deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo.
(3)Stefan Vitorovic, a member of our Board of Directors, is a managing director of Vida Ventures, LLC.
(4)Purdue Neuroscience Company became a holder of five percent or more of our capital stock pursuant to our Series B-1 preferred stock financing, but is no longer a holder of five percent or more of our capital stock as of December 2021. Paul Medeiros, a former member of our Board of Directors, served as a senior vice president of Purdue Pharma L.P., an affiliate of Purdue Neuroscience Company, and resigned in September 2020.
Series C Preferred Stock Financing
From November 2019 through May 2020, we issued and sold to investors in a private placement an aggregate of 14,368,935 shares of our Series C preferred stock at a price of $5.15 per share, for aggregate consideration of approximately $74.0 million. The following table sets forth the aggregate number and purchase price of shares of our Series C preferred stock purchased by related persons:

Purchaser	Shares of Series C Preferred Stock Purchased	Aggregate Purchase Price ($)
Entities affiliated with Blackstone (1)	2,500,956	12,879,923
Novo Holdings A/S(2)	171,410	882,762
Vida Ventures, LLC(3)	171,410	882,762
Entities affiliated with Eventide(4)	3,883,496	20,000,004
Purdue Neuroscience Company(5)	59,333	305,565
Total	6,786,605	34,951,016
_________________________
(1)Ari Brettman, M.D., and Nicholas Galakatos, Ph.D., former members of our Board of Directors, are a managing director and senior managing director, respectively, of Blackstone, an affiliate of Clarus and BSOF Parallel Master Fund L.P. (“BSOF”). Kiran Reddy, M.D., a former member of our Board of Directors and our former president and chief executive officer, is a managing director of Blackstone, an affiliate of Clarus and BSOF.
(2)Thomas Dyrberg, M.D., a former member of our Board of Directors, is employed as a managing partner of Novo. Dr. Dyrberg is not deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo.
(3)Stefan Vitorovic, a member of our Board of Directors, is a managing director of Vida Ventures, LLC.
(4)Mutual Fund Series Trust, On Behalf of Eventide Healthcare & Life Sciences Fund and Mutual Fund Series Trust, On Behalf of Eventide Gilead Fund together became a holder of five percent or more of our capital stock pursuant to our Series C Preferred Stock Financing.
(5)Purdue Neuroscience Company is no longer a holder of five percent or more of our capital stock as of December 2020. Paul Medeiros, a former member of our Board of Directors, served as a senior vice president of Purdue Pharma L.P., an affiliate of Purdue Neuroscience Company, and resigned in September 2020.
Series C Repurchase
In February 2020 and March 2020, we repurchased from certain holders of five percent or more of our capital stock an aggregate of 5,825,243 shares of our Series C preferred stock at a price of $5.15 per share, for an aggregate consideration of approximately $30.0 million. The following table sets forth the aggregate number and purchase price of shares of our Series C preferred stock repurchased by us from related persons:

Name of Holder	Shares of Series C Preferred Stock Repurchased	Aggregate Purchase Price ($)
Entities affiliated with RTW	2,912,622	15,000,003
Entities affiliated with Venrock	2,912,621	14,999,998
Total	5,825,243	30,000,001
Series C-1 Preferred Stock Financing
From July to August 2020, we issued and sold to investors in a private placement an aggregate of 19,444,453 shares of our Series C-1 preferred stock at a price of $5.67 per share, for aggregate consideration of approximately $110.3 million. The following table sets forth the aggregate number and purchase price of shares of our Series C-1 preferred stock purchased by related persons:

Purchaser	Shares of Series C-1 Preferred Stock Purchased	Aggregate Purchase Price ($)
Entities affiliated with Blackstone (1)	352,734	2,000,002
Novo Holdings A/S (2)	352,734	2,000,002
Vida Ventures, LLC (3)	881,835	5,000,004
Entities affiliated with Eventide (4)	3,527,337	20,000,001
Marcio Souza (5)	44,092	250,002
Total	5,158,732	29,250,011
_________________________
(1)Ari Brettman, M.D., and Nicholas Galakatos, Ph.D., former members of our Board of Directors, are a managing director and senior managing director, respectively, of Blackstone, an affiliate of Clarus and BSOF. Kiran Reddy, M.D. a former member of our Board of Directors and our former president and chief executive officer, is a managing director of Blackstone, an affiliate of Clarus and BSOF.
(2)Thomas Dyrberg, M.D., a former member of our Board of Directors, is employed as a managing partner of Novo. Dr. Dyrberg is not deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo.
(3)Stefan Vitorovic, a member of our Board of Directors, is a managing director of Vida Ventures, LLC.
(4)Mutual Fund Series Trust, On Behalf of Eventide Healthcare & Life Sciences Fund and Mutual Fund Series Trust, On Behalf of Eventide Gilead Fund together hold five percent or more of our capital stock pursuant to our Series C-1 Preferred Stock Financing.
(5)Marcio Souza serves on our Board of Directors and is our President and Chief Executive Officer.
Participation in our Initial Public Offering
Certain holders of 5% or more of our capital stock purchased shares of our common stock in our initial public offering at the initial public offering price. The underwriting discount for the shares sold to such stockholders in the initial public offering was the same as the underwriting discount for the shares sold to the public. The following table sets forth the number of shares of our common stock purchased by 5% stockholders and their affiliate and the aggregate purchase price paid for such shares.

Purchaser	Shares of Common Stock Purchased	Aggregate Purchase Price ($)
Vida Ventures, LLC(1)	250,000	4,750,000
Entities affiliated with Eventide(2)	50,000	950,000
Total	300,000	5,700,000
_________________________
(1) Stefan Vitorovic, a member of our Board of Directors, is a managing director of Vida Ventures, LLC.
(2) Mutual Fund Series Trust, On Behalf of Eventide Healthcare & Life Sciences Fund and Mutual Fund Series Trust, On Behalf of Eventide Gilead Fund together hold five percent or more of our capital stock.
Agreements with Stockholders
In connection with our Series A preferred stock financing, our Series B preferred stock financing, our Series B-1 preferred stock financing, our Series C preferred stock financing and our Series C-1 preferred stock financing, we entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. All of the material provisions of these agreements terminated immediately prior to the completion of our initial public offering, other than the provisions relating to registration rights, which continued in effect following the completion of our initial public offering and entitle the holders of such rights to have us register their shares of our common stock for sale in the United States.

Commercial Agreements with Related Parties
Purdue
In December 2017, we and Purdue Neuroscience Company, a former holder of five percent or more of our capital stock, entered into a license agreement, further described in our 2020 Annual Report under “Business—License Agreements.” Paul Medeiros, a former member of our Board of Directors, served as a senior vice president of Purdue Pharma L.P., an affiliate of Purdue Neuroscience Company, and resigned in September 2020.
RogCon
In December 2018, we entered into an agreement with RogCon Inc. (“RogCon”) pursuant to which we agreed to advance RogCon a deposit of up to $1.0 million related to the cooperation and license agreement described below. The amounts funded to RogCon under this agreement were applied towards the purchase price of the license agreement with RogCon described below.
In September 2019, we entered into a cooperation and license agreement with RogCon, further described in our 2020 Annual Report under “Business—License Agreements.”
Alex Nemiroff, our General Counsel and Corporate Secretary, is a co-founder and Chief Executive Officer of RogCon.
Other Arrangements
In March 2020, we reimbursed an affiliate of Blackstone approximately $164,000 in third-party expenses related to the recruitment of our chief executive officer.
Indemnification Agreements
We have entered into, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Policies for Approval of Related Party Transactions
Our Board of Directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. In connection with our initial public offering, our Board of Directors adopted a formal written policy that our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board of Directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, holders of more than 5% of any class of our voting securities, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock outstanding as of April 16, 2021 for:
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of five percent or more of our outstanding common stock;
•each of our directors;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of April 16, 2021 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Each individual or entity shown on the table has furnished information with respect to beneficial ownership. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o Praxis Precision Medicines, Inc., One Broadway, 16th Floor, Cambridge, MA 02142.
The percentage of beneficial ownership in the table below is based on 38,626,547 shares of common stock deemed to be outstanding as of April 16, 2021.

	COMMON STOCK BENEFICIALLY OWNED
	SHARES	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Blackstone (1)	8,501,487	22.0%
FMR LLC (2)	4,163,834	10.8%
Entities affiliated with Eventide (3)	3,513,081	9.1%
Vida Ventures, LLC (4)	2,939,329	7.6%
Novo Holdings A/S (5)	2,442,080	6.3%
Directors, Named Executive Officers and Other Executive Officers
Dean Mitchell	—	—
Jeffrey Chodakewitz(6)	2,144	*
Merit Cudkowicz(7)	1,072	*
Gregory Norden (8)	18,420	*
Stefan Vitorovic (4)	2,939,329	7.6%
William Young (9)	30,169	*
Marcio Souza (10)	283,190	*
Bernard Ravina (11)	154,535	*
Nicole Sweeny	—	—
All executive officers and directors as a group (10 persons) (12)	3,437,968	8.8%
* Represents beneficial ownership of less than one percent.
______________________

(1)Based solely on information contained in a Schedule 13G filed jointly by Clarus Lifesciences III, L.P., or Clarus, BSOF Parallel Master Fund L.P., Clarus Ventures III GP, L.P., Blackstone Clarus III L.L.C., Blackstone Strategic Opportunity Associates L.L.C., Blackstone Alternative Solutions L.L.C., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings I/II GP L.L.C., The Blackstone Group Inc., Blackstone Group Management L.L.C. and Stephen A. Schwarzman with the SEC on February 16, 2021. Clarus directly holds 7,594,109 shares of common stock and BSOF Parallel Master Fund L.P. directly holds 907,378 shares of common stock. Clarus Ventures III GP, L.P. is the general partner of Clarus. Blackstone Clarus III L.L.C. is the general partner of Clarus GP. The sole member of Blackstone Clarus III L.L.C. is Blackstone Holdings II L.P. Blackstone Strategic Opportunity Associates L.L.C. is the general partner of BSOF Parallel Master Fund L.P. Blackstone Holdings II L.P. is the sole member of Blackstone Strategic Opportunity Associates L.L.C. Blackstone Alternative Solutions L.L.C. is the investment manager of BSOF Parallel Master Fund L.P. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. The general partner of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is The Blackstone Group Inc. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds controlled by it or him, but each (other than the Blackstone Funds to the extent of their direct ownership) disclaims beneficial ownership of such shares. The address for each of Clarus and Clarus Ventures III GP, L.P. is c/o Clarus Ventures LLC, 101 Main Street, Suite 1210, Cambridge, MA 02142. The address for each of the other Blackstone entities and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154.
(2)Based solely on information contained in a Schedule 13G/A filed by FMR LLC with the SEC on February 10, 2021. FMR LLC has sole voting power with respect to 1,564,801 shares of common stock and sole dispositive power with respect to 4,163,834 shares of common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)Based solely on information contained in a Schedule 13G filed by Eventide Asset Management, LLC with the SEC on February 12, 2021. Eventide Asset Management, LLC, a Delaware limited liability company, is the beneficial owner of 3,513,081 common shares by virtue of being the investment adviser to registered investment companies. Mutual Fund Series Trust, On Behalf Of Eventide Gilead Fund, or Eventide Gilead, directly holds 1,566,708 shares of common stock and the Mutual Fund Series Trust, On Behalf Of Eventide Healthcare & Life Sciences Fund, or Eventide Healthcare, directly holds 1,946,373 shares of common stock. The address for both Eventide Healthcare and Eventide Gilead is One International Place, Suite 4210, Boston, Massachusetts 02110.
(4)Based solely on information contained in a Schedule 13G filed by Vida Ventures, LLC with the SEC on February 16, 2021. All shares are held directly by Vida Ventures, LLC, a United States limited liability company. Stefan Vitorovic is the Co-Founder and Managing Director of Vida Ventures, LLC and is also a member of our Board of Directors. VV Manager, LLC, or VV Manager, is the managing member of Vida. Stefan Vitorovic, Arjun Goyal, Fred Cohen, Arie Belldegrun and Leonard Potter are managers of VV Manager, and may be deemed to share voting and dispositive power over the shares held by Vida. The address of Vida is 40 Broad Street, Suite 201, Boston, Massachusetts 02109.
(5)Based solely on information contained in a Schedule 13G filed by Novo Holdings A/S, or Novo, with the SEC on February 8, 2021. All shares are held directly by Novo Holdings A/S, a Danish limited liability company that manages investments and financial assets. Novo Holdings A/S is wholly owned by Novo Nordisk Foundation, or the Foundation, a Danish commercial foundation. Novo Holdings A/S is the holding company in the group of

Novo companies (currently comprised of Novo Nordisk A/S and Novozymes A/S) and is responsible for managing the Foundation’s assets, including its financial assets. Based on the governance structure of Novo Holdings A/S and the Foundation, the Foundation is not deemed to have any beneficial ownership of the shares held by Novo Holdings A/S. The address for Novo Holdings A/S is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.
(6)Consists of 2,144 shares of common stock underlying options exercisable within 60 days of April 16, 2021.
(7)Dr. Cudkowicz was appointed as a member of our Board of Directors on April 28, 2021. Her holdings consist of 1,072 shares of common stock underlying options exercisable within 60 days of April 16, 2021.
(8)Consists of 18,420 shares of common stock underlying options exercisable within 60 days of April 16, 2021.
(9)Consists of 30,169 shares of common stock underlying options exercisable within 60 days of April 16, 2021.
(10)Consists of (i) 24,450 shares of common stock and (ii) 258,740 shares of common stock underlying options exercisable within 60 days of April 16, 2021.
(11)Consists of (i) 56,021 shares of common stock and (ii) 98,514 shares of common stock underlying options exercisable within 60 days of April 16, 2021.
(12)Consists of (i) 3,019,800 shares of common stock and (ii) 418,168 shares of common stock underlying options exercisable within 60 days of April 16, 2021.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.
Based solely on a review of reports furnished to us, and written representations from our directors and officers, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2020 by Section 16(a) under the Exchange Act, with the exception of a Form 4/A filed by Stefan Vitorovic on February 16, 2021 to report a purchase of common stock in our initial public offering.

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS
Ernst & Young LLP has served as our independent auditor since 2019. Praxis incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019.

	For the Year Ended
	2020	2019
Audit fees(1)	$1,297,000	$206,000
Audit-related fees(2)	—	—
Tax fees(3)	14,000	12,000
All other fees(4)	—	—
Total fees	$1,311,000	$218,000
______________________
(1) Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, services rendered in connection with the our initial public offering, and services that are normally provided by Ernst & Young LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements.
(2) There were no audit-related fees billed in 2020 or 2019.
(3) Tax fees consist of fees for professional services rendered for tax return preparation and tax advisory services.
(4) There were no other fees billed in 2020 or 2019.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be performed by our independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. Ernst & Young LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist our Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Praxis’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Praxis’ independent registered public accounting firm, Ernst and Young LLP, (3) the performance of Praxis’ internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by our Board of Directors.
Management is responsible for the preparation of Praxis’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. Ernst and Young LLP is responsible for performing an audit of Praxis’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of Praxis for the fiscal year ended December 31, 2020. The Audit Committee also discussed with Ernst and Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received written communications and the letter from Ernst and Young LLP confirming their independence as required by the applicable requirements of the PCAOB and has discussed with Ernst and Young LLP their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements of Praxis be included in Praxis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PRAXIS PRECISION MEDICINES, INC.

Gregory Norden, Chair
Stefan Vitorovic
William Young
April 29, 2021

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations
Our Bylaws provide that, for nominations of persons for election to our Board of Directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Corporate Secretary at Praxis Precision Medicines, Inc., One Broadway, 16th Floor, Cambridge, Massachusetts 02142, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.
The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Corporate Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
    In addition to the requirements stated above, any stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 31, 2021. However, if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to One Broadway, 16th Floor, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

OTHER MATTERS

Access to Reports and Other Information
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at http://praxismedicines.com.
        We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC. Requests for such copies should be addressed to:
Praxis Precision Medicines, Inc.
One Broadway, 16th Floor
Cambridge, Massachusetts
(617) 300-8460
        You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 29, 2021. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
Important Notice Regarding Delivery of Stockholder Documents
        Stockholders of Praxis common stock who share a single address, may receive only one copy of this proxy statement, Notice of Internet Availability and our 2020 Annual Report, unless the Company has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement, Notice of Internet Availability or our 2020 Annual Report , he or she may contact Praxis Precision Medicines, Inc., One Broadway, 16th Floor, Cambridge, Massachusetts 02142, Attention: Corporate Secretary, and the Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Corporate Secretary.
Other Matters
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

PRAXIS

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O PRAXIS PRECISION MEDICINES, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRAX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49867-P56663

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRAXIS PRECISION MEDICINES, INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Class I Director

Nominee:	**For**	**Withhold**
1a. Dean Mitchell	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
2. To ratify the selection of Ernst & Young LLP as Praxis Precision Medicines, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D49868-P56663

PRAXIS PRECISION MEDICINES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2021, 10:00 AM EDT

The stockholder(s) hereby appoint(s) Marcio Souza and Alex Nemiroff, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and, in the discretion of the proxies, upon any other matter that may properly come before the meeting or any adjournment or postponement thereof, all of the shares of Common Stock of Praxis Precision Medicines, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Tuesday, June 8, 2021 via a live audio webcast at www.virtualshareholdermeeting.com/PRAX2021 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE